As filed with the Securities and Exchange Commission on May 27, 2021
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
Oil States International, Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	76-0476605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Allen Center, 333 Clay Street
Suite 4620	77002
Houston, Texas	(Zip Code)
(Address of principal executive offices)
____________________

Amended and Restated Equity Participation Plan of Oil States International, Inc.
(Full title of the plan)

Lloyd A. Hajdik Executive Vice President, Chief Financial Officer and Treasurer Three Allen Center, 333 Clay Street, Suite 4620 Houston, Texas 77002
(Name and address of agent for service)

(713) 652-0582
(Telephone number, including area code, of agent for service)
Copies to:
Michael S. Telle
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amounts to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	4,950,000 shares	$6.13	$30,343,500	$3,310.48
(1)    Shares of common stock, par value $0.01 per share (“Common Stock”), of Oil States International, Inc. (the “Registrant”) may be issued under the Amended and Restated Equity Participation Plan of Oil States International, Inc. (as amended from time to time, the “Plan”) up to the maximum number reserved thereunder. This Form S-8 Registration Statement (the “Registration Statement”) registers an additional 4,950,000 shares of Common Stock that may be delivered with respect to new awards under the Plan. Additionally, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution and adjustment provisions of the Plan.
(2)    Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and based on a price of $6.13 per share, which is the average of the high and low trading prices for a share of Common Stock as reported on the New York Stock Exchange on May 26, 2021.
(3)    Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 4,950,000 aggregate shares of Common Stock under the Plan.

EXPLANATORY NOTE
The Registrant is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 4,950,000 shares of Common Stock that may be issued under the Plan. The Registrant’s stockholders approved an additional 4,950,000 shares of Common Stock for issuance pursuant to the Plan at the Registrant’s 2021 annual meeting of stockholders. The contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2001 (File No. 333-57960), July 24, 2002 (File No. 333-97041), May 19, 2006 (File No. 333-134312), August 1, 2008 (File No. 333-152694), August 13, 2013 (File No. 333-190584) and May 16, 2018 (File No. 333-224988), and the post-effective amendment no. 1 to Form S-8, which was filed with the Commission on May 17, 2018 (File No. 333-190584), are incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to the Plan’s participants as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, previously filed by the Registrant with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof, except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations:
•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 22, 2021.
•The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the Commission on April 29, 2021.
•The Registrant’s Current Reports on Form 8-K filed on February 12, 2021, February 23, 2021, March 16, 2021, March 17, 2021, March 22, 2021, May 11, 2021, May 18, 2021 and May 19, 2021.
•The description of the Common Stock included in the Registrant’s Form 8-A filed with the Commission on February 6, 2001, including any subsequently filed amendments and reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number		Description
4.1	—
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on March 30, 2001 (File No. 001-16337)).

4.2	—	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 8, 2019 (File No. 001-16337)).

4.3	—
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as filed with the Commission on November 7, 2000 (File No. 333-43400)).

4.4*	—	Amended and Restated Equity Participation Plan of Oil States International, Inc.

4.5*	—	Form of Restricted Stock Agreement under the Registrant’s Amended and Restated Equity Participation Plan

4.6*	—	Form of Non-Employee Director Restricted Stock Agreement under the Registrant’s Amended and Restated Equity Participation Plan

4.7*	—	Form of Employee Nonqualified Stock Option Agreement under the Registrant’s Amended and Restated Equity Participation Plan

4.8*	—	Form of Performance Award Agreement under the Registrant’s Amended and Restated Equity Participation Plan

5.1*	—	Opinion of Vinson & Elkins L.L.P.

23.1*	—	Consent of Ernst & Young LLP

23.2*	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).
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*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 27, 2021.

Oil States International, Inc.

By	/s/ Robert L. Potter
Robert L. Potter
Chairman of the Board

/s/ Cindy B. Taylor
Cindy B. Taylor
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Brian E. Taylor
Brian E. Taylor
Vice President, Controller and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Denise Castillo-Rhodes
Denise Castillo-Rhodes
Director

/s/ Lawrence R. Dickerson
Lawrence R. Dickerson
Director

/s/ Darrell E. Hollek
Darrell E. Hollek
Director

/s/ Christopher T. Seaver
Christopher T. Seaver
Director

/s/ Hallie A. Vanderhider
Hallie A. Vanderhider
Director

/s/ E. Joseph Wright
E. Joseph Wright
Director
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